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                                   EXHIBIT 2.3
                 AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER

                  This Amendment No. 2 to Agreement and Plan of Merger (the "Second Amendment"), dated as of April 25, 2000, is made and entered into by and between Park National Corporation, an Ohio corporation ("Park"), and SNB Corp., an Ohio corporation ("SNB").

                                   WITNESSETH:

                  WHEREAS, Park and SNB have entered into an Agreement and Plan of Merger, dated as of December 17, 1999 (the "Agreement") and an Amendment to Agreement and Plan of Merger, dated as of March 3, 2000 (the "First Amendment"); and

                  WHEREAS, Section 6.06(b) of the Agreement addresses the provision of directors' and officers' liability insurance coverage for the benefit of the present and former Officers and Directors of SNB and Second National Bank (the "Bank"); and

                  WHEREAS, Park and SNB desire to amend Section 6.06(b) of the Agreement;

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, Park and SNB agree as follows:

                  1. DEFINITIONS. The capitalized terms used herein that are defined in the Agreement and not otherwise defined herein shall, when used herein, have the meaning ascribed to them in the Agreement.

                  2. AMENDMENT OF SECTION 6.06(b) OF THE AGREEMENT. Section 6.06(b) of the Agreement is hereby amended by deleting the same in its entirety and substituting therefor the following:

                  6.06     Officers' and Directors' Indemnification

                                                       . . .

                           (b) For a period of three years from the Effective Time, Park shall use its reasonable best efforts to provide that portion of directors' and officers' liability insurance that serves to reimburse the present and former Officers and Directors of SNB or the Bank (determined as of the Effective Time) (as opposed to SNB) with respect to claims against such Directors and Officers arising from facts or events which occurred before the Effective Time, on terms no less favorable than those in effect on the date hereof; provided, however, that Park may substitute therefor policies providing at least comparable coverage containing terms and conditions no less favorable than those in effect on the date hereof; provided, however, that in no event shall Park be required to expend more than 200 percent of the current amount expended by SNB (the "Insurance Amount") to maintain or procure such directors' and and officers' liability insurance coverage; provided, further that if Park is unable to maintain or obtain the insurance called for by this Section 6.06(b), Park shall use its reasonble best efforts to obtain as




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                                    much comparable insurance as is available
                                    for the Insurance Amount; and provided,
                                    further, that Officers and Directors of SNB or the Bank may be required to make application and provide customary representations and warranties to Park's insurance carrier for the purpose of obtaining such insurance.

                  3. MISCELLANEOUS.

                           (a) This Second Amendment may be executed
simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

                           (b) This Second Amendment shall be construed in
accordance with and governed by the laws of the State of Ohio.

                           (c) Except as expressly provided for in the First
Amendment and this Second Amendment, the Agreement shall remain in full force and effect in accordance with its terms.

                  IN WITNESS WHEREOF, the parties have caused this Second Amendment to be executed by their duly authorized officers, to be effective as of the date first written above.


                                        PARK NATIONAL CORPORATION

                                        By: /s/ Daniel DeLawder
                                            -----------------------------

                                        Printed Name: C. Daniel DeLawder
                                                      -------------------

                                        Title: President
                                               --------------------------


                                        SNB CORP.

                                        By: /s/ Fred C. Brumbaugh
                                            -----------------------------

                                        Printed Name: Fred C. Brumbaugh
                                                      -------------------

                                        Title: Chairman and President
                                               --------------------------

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